UNITED STATES

                            SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C. 20549

                                        FORM 8-K/A

                                AMENDMENT TO CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 20, 1994.


                                        ECHLIN INC.
                   ----------------------------------------------------
                    (Exact name of registrant as specified in charter)


      CONNECTICUT                         1-4651                   06-0330448
- ---------------------------           -------------          -------------------
(State or other jurisdiction          (Commission              (I.R.S. Employer
   of incorporation)                   File Number)          Identification No.)



100 Double Beach Road
Branford, Connecticut                                                    06405
- ----------------------------------------                              ----------
(address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code:                203-481-5751
                                                                   ------------



                                           None
              --------------------------------------------------------------
          (Former name or former address, if changed since last report)

ECHLIN INC. [LOGO]
100 Double Beach Road
Branford, CT  06405








                                    February   28, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

      RE:   Echlin Inc.
            Amendment to Current Report on Form 8-K/A

Ladies/Gentlemen:

      A complete copy of the amendment to the current report on Form 8-K/A dated February 28, 1995, including financial statements required by item 7, is being filed with the Commission. A manually signed copy is being held in our file.

                                    Very truly yours,


                                    /s/ Edward D. Toole
                                    Edward D. Toole
                                    Associate General Counsel
                                    and Assistant Secretary


EDT/jeh

Enclosures

cc:   New York Stock Exchange, Inc.
      Pacific Stock Exchange

Item 7. Financial Statements and Exhibits

(a)   Financial statements of business acquired.

      (i) Audited consolidated financial statements of Preferred Technical Group International, Inc. for the twelve month period ended June 25, 1994.

(b)   Pro forma financial information.

     (i) Combined statement of income for the fiscal year ended August 31, 1994.

    (ii) Combined statement of income for the three month period ended November 30, 1994.

   (iii)    Combined balance sheet as at November 30, 1994.


                                        SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      ECHLIN INC.




February  28, 1995                                    By:   /s/Jon P. Leckerling
                                                            Jon P. Leckerling
                                                            Vice President and
                                                            Secretary

Preferred Technical Group
International, Inc.
Consolidated Financial Statements
June 25, 1994

                       Report of Independent Accountants

August 3, 1994, except as to Note 17,
which is as of October 26, 1994

To the Board of Directors and Stockholders of Preferred Technical Group International, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in common stockholders' equity present fairly, in all material respects, the financial position of Preferred Technical Group International, Inc. and its subsidiaries at June 25, 1994, and the results of their operations and their cash flows for the year ended June 25, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Detroit, Michigan

            PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEET
                           June 25, 1994
             (In thousands, except share related data)

                     ASSETS
Current Assets:
 Cash and cash equivalents                                         $   1,498
 Trade accounts and notes receivable, net of
   allowance for doubtful accounts of $827                            51,133
 Inventories                                                          17,142
 Other current assets                                                  1,000
 Refundable and prepaid income taxes                                     942
 Deferred income taxes                                                 1,582
                                                                    --------
   Total current assets                                               73,297
Property, plant and equipment, net                                    40,609
Goodwill, net                                                         11,803
Intangible and other assets, net                                       4,795
                                                                    --------
                                                                    $130,504
                                                                    ========

        LIABILITIES, PREFERRED STOCK AND
            COMMON STOCKHOLDERS' EQUITY
Current Liabilities:
 Revolving credit facility                                         $  14,249
 Current portion of long-term debt                                     2,845
 Trade accounts payable                                               29,593
 Accrued compensation and employee benefits                            4,731
 Accrued income taxes payable                                            724
 Other accrued liabilities                                             1,606
                                                                    --------
   Total current liabilities                                          53,748
Long-term debt                                                        46,777
Deferred income taxes                                                  5,181
                                                                    --------
                                                                     105,706
                                                                    --------
Preferred stock, subject to mandatory redemption
  requirements, cumulative dividends at 12.5%,
  $1,000 par value per share, 18,000 shares
  authorized, 5,200 shares issued and outstanding
  at issuance price plus accumulated dividends                         6,399
                                                                    --------
Common Stockholders' Equity:
 Common stock, $0.01 par value per share, 2,550,000
   shares authorized, 1,017,760 shares issued and
   outstanding                                                            10
 Additional paid-in capital                                            4,787
 Retained earnings                                                    14,311
 Cumulative translation adjustment                                      (275)
 Notes receivable for stock issuance                                    (275)
 Additional minimum pension liability                                   (159)
                                                                    --------
   Total common stockholders' equity                                  18,399
                                                                    --------
                                                                    $130,504
                                                                    ========

The accompanying notes are an integral part of these consolidated financial statements.

                 PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                           Year Ended June 25, 1994
                                (In thousands)


Net sales                                                           $246,965
Cost of sales                                                        211,877
                                                                    --------

Gross profit                                                          35,088

Operating expenses:
  Selling, general and administrative                                 12,156
  Research, development and engineering                                  949
                                                                    --------

Income from operations                                                21,983

Other (income) expenses:
  Interest expense                                                     5,024
  Foreign exchange gain                                                  (80)
                                                                    --------

Income before provision for income taxes                              17,039
Provision for income taxes                                             7,000
                                                                    --------

Net income                                                            10,039

Accrued dividends on preferred stock                                     710
                                                                    --------


Net income applicable to common stock                              $   9,329
                                                                    ========

The accompanying notes are an integral part of these consolidated financial statements.

                 PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                           Year Ended June 25, 1994
                                (In thousands)


Cash flows from operating activities:
  Net income                                                       $  10,039
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                                      4,695
    Deferred income taxes                                              3,626
    Changes in operating assets and liabilities,
     net of the effects of acquisitions and
     dispositions:
      Trade accounts and notes receivable                            (18,680)
      Inventories                                                     (3,012)
      Other current assets                                               (11)
      Refundable, prepaid and accrued income taxes                       877
      Trade accounts payable                                           8,805
      Accrued compensation and employee benefits                       2,406
      Other accrued liabilities                                       (2,258)
                                                                    --------
    Net cash provided by operating activities                          6,487
                                                                    --------
Cash flows from investing activities:
  Purchases of property, plant and equipment                          (5,736)
  Proceeds from sale of plastic profile products
    businesses                                                         5,652
  Receivable from UTA related to acquisition                             994
  Other investing activities                                            (918)
                                                                    --------
    Net cash used in investing activities                                 (8)
                                                                    --------

Cash flows from financing activities:
  Net borrowings under revolving credit facility                      11,294
  Repayment of long-term debt                                         (2,778)
  Proceeds from issuance of common stock and warrants                      2
  Redemption of warrants                                              (5,062)
  Deferred registration costs                                         (2,017)
  Net change in payable to UTA                                       (10,752)
                                                                    --------
    Net cash used in financing activities                             (9,313)
                                                                    --------

Effect of exchange rate changes on cash                                   (1)
                                                                    --------

Net decrease in cash and cash equivalents                             (2,835)
Cash and cash equivalents at beginning of period                       4,333
                                                                    --------

Cash and cash equivalents at end of period                         $   1,498
                                                                    ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                           CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
                                 (In thousands, except share related data)

                                                Class P
                                            Series I & II                Series I & II
                                      ------------------------      ----------------------
                                       Shares         Amount         Shares         Amount
                                      -------         ------        -------         ------
Balance at June 26, 1993              100,000         $   1         900,000         $   9
Accrued dividends on
  preferred stock
Redemption of warrants
Exercise of stock options                                            17,760
Net income
Cumulative translation
  adjustment
Minimum pension
  liability adjustment
                                      -------         ------        -------         ------
Balance at June 25, 1994              100,000         $   1         917,760         $   9
                                      -------         ------        -------         ------

                                                                                   Notes     Additional
                                   Additional                    Cumulative     Receivable     Minimum          Total
(CONTINUED)                          Paid-In      Retained      Translation     For Stock      Pension      Stockholders'
                                     Capital      Earnings       Adjustment      Issuance     Liability        Equity
                                    ---------     --------       ----------      ---------    ---------      ----------
Balance at June 26, 1993           $   9,847      $ 4,982        $    (274)      $   (275)    $      -       $  14,290
Accrued dividends on
  preferred stock                                    (710)                                                        (710)
Redemption of warrants                (5,062)                                                                   (5,062)
Exercise of stock options                  2                                                                         2
Net income                                         10,039                                                       10,039
Cumulative translation
  adjustment                                                            (1)                                         (1)
Minimum pension
  liability adjustment                                                                            (159)           (159)
                                    ---------     --------       ----------      ---------    ---------      ----------
Balance at June 25, 1994           $   4,787      $14,311        $    (275)      $   (275)    $   (159)      $  18,399
                                    ---------     --------       ----------      ---------    ---------      ----------

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 1. Organization and Basis of Presentation

   Preferred Technical Group International, Inc. (the "Company") was incorporated in 1992 for the purpose of acquiring (through a wholly-owned subsidiary) certain net assets of United Technologies Automotive, Inc. ("UTA"). The Company had no operations prior to September 25, 1992, other than those related to its organization, capitalization and negotiation of the asset purchase and related financing. The Company and its subsidiaries are engaged in the manufacture of coupled hose and extruded plastic products for the automotive and other industries.

Note 2. Summary of Significant Accounting Policies

   The following summarizes the significant accounting policies applied in the preparation of the accompanying consolidated financial statements.

   Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; Preferred Technical Group, Inc. ("PTG"), Multitec-PTG, Inc. ("Multitec") and Preferred Technical Group-CHA, Ltd. ("CHA-Ltd."). All significant intercompany accounts and transactions have been eliminated.

   Fiscal Year -- The Company's fiscal year ends on the last
Saturday in June.

   Financial Instruments -- The carrying amount of the Company's financial instruments, which include cash, receivables, revolving credit facility, accounts payable and long-term debt, approximates their fair market value at June
25, 1994.

   Cash and Cash Equivalents -- The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash and cash equivalents.

   Inventories -- Inventories are stated at the lower of cost, which includes materials, labor and overhead, or market, with cost being determined using the first-in, first-out (FIFO) method.

   Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Additions and improvements, unless of relatively minor amounts, are capitalized.
Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposal or retirement of property, plant and equipment, the cost and accumulated

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 2. Summary of Significant Accounting Policies
(continued)

depreciation are removed from the accounts and any gain or
loss is included in income.  Depreciation is provided using
the straight-line method over the estimated useful lives of individual assets as follows:
         Buildings                                20-31.5 years
         Machinery and equipment                  3-12 years
         Office equipment and computers           3-12 years
         Vehicles                                 3-5 years

   Goodwill and Other Intangible Assets -- Goodwill resulting from acquisitions is amortized over the estimated period benefited of 40 years, using the straight-line method. On an annual basis, the Company reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists at June 25, 1994.

   Other intangible assets consist primarily of deferred registration and debt issuance costs, principally audit, bank and legal fees, incurred in connection with the expected issuance of common stock to the public and the issuance of the debt instruments described in Note 8. Deferred registration costs approximate $2,017 and will be offset against the proceeds resulting from the expected public offering or written off to expense during the period in which it is determined that the public offering will not proceed. Debt issuance costs are amortized over the term of the related debt, ranging from three to seven years, using the straight-line method. Accumulated amortization for goodwill and other intangible assets was $1,039 at June 25, 1994.

   Income Taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which is an asset and liability method of accounting for income taxes. Deferred income taxes are provided on the differences in the book and tax bases of the assets and liabilities at the statutory tax rates expected to be in effect when such differences reverse. A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefits will be realized. Provision is not made for deferred income taxes on undistributed earnings of foreign subsidiaries as the undistributed earnings are considered to be permanently reinvested.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 2. Summary of Significant Accounting Policies
(continued)

   Research, Development and Engineering Expenses --
Research, development and engineering expenditures related to the design and development of new products, planning and design for new processes or facilities, and the technical, engineering and regulatory compliance support for all Company locations are expensed when incurred. Research, development and engineering expenses are presented net of reimbursements received from customers for the design and development of new products.

   Foreign Currency Translation -- The foreign currency financial statements of the Company's foreign subsidiary, where the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and at weighted average exchange rates during the period for income statement accounts. The resulting foreign currency translation adjustments are recorded as cumulative translation adjustments which are reflected as a separate component of common stockholders' equity. Exchange gains and losses resulting from foreign currency transactions are included in income during the periods in which they occur.

   Recently Issued Accounting Standards -- The Financial Accounting Standards Board has issued Statements of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS 112"), and No. 115, "Accounting for Certain Investments in Debt and Equity
Securities" (SFAS 115").   SFAS 112 required that the costs
of benefits provided to employees after employment but before retirement be recognized in the financial statements on an accrual basis. SFAS 115 requires that, except for debt securities classified as "held-to-maturity securities," as they are defined in the statement, investments in debt and equity securities should be reported at fair value. The Company will be required to implement SFAS 112 and SFAS 115 in fiscal 1995 and the pronouncements are not expected to have a significant effect on the Company's financial position or the results of its operations.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 3. Acquisitions

   On September 25, 1992, the Company acquired certain net assets of the Hose and Fittings and Plastic Extrusion business units of UTA. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct costs of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the total cost of the acquisition over the estimated fair value of the net assets acquired has been recorded as goodwill.

   A summary of assets acquired, liabilities assumed and the purchase price paid is as follows:


               Consideration:
                 Cash                                 $ 58,086
                 Preferred stock                         5,200
               Costs of acquisition                      7,178
                                                      --------
                                                        70,464
               Liabilities assumed                      15,811
                                                      --------
                                                        86,275
               Fair value of assets acquired            78,348
                                                      --------

               Cost in excess of fair value of
                net assets acquired                   $  7,927
                                                      ========

   The cash portion of the purchase price was financed through certain of the borrowings described in Note 8. In addition, the Company issued 5,200 shares of its Cumulative
12.5% Preferred Stock (the "preferred stock") to UTA to finance a portion of the purchase price (see Note 11). The results of operations and cash flows of the Hose and Fittings and Plastic Extrusion business units of UTA have been included in the accompanying financial statements of the Company since the acquisition date.

   On May 7, 1993, the Company acquired (through its wholly-owned subsidiary, Multitec) certain net assets of Multitec Engineering, Inc. ("MEI") in exchange for cash of $5,999, notes payable issued to the seller of $1,513 (see Note 8) and stock purchase warrants in Multitec and the Company (see
Note 12). Consideration related to the stock purchase warrants, in addition to any cash consideration that may be paid, is contingent upon the future earnings of Multitec. Under certain circumstances, Multitec may be required to, or at its option may, repurchase the aforementioned warrants during the three year period commencing September 30, 1996.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)

Note 3. Acquisitions (continued)

   The acquisition of MEI has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price of $7,997 consisting of cash, notes payable and direct costs, has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the total cost of the acquisition over the estimated fair value of the net assets acquired has been recorded as goodwill. Any cash paid or the fair value of any shares issued in the future under the Asset Purchase and Sale Agreement will be accounted for as an adjustment of the purchase price and will be allocated to the assets acquired, primarily goodwill (see Note 17). The cash portion of the acquisition was financed with proceeds from the Company's revolving credit facility (see Note 7). The results of operations and cash flows of Multitec have been included in the accompanying consolidated financial statements since the acquisition date.

Note 4. Net Assets Held for Sale

   During 1993, management decided to dispose of the net assets of the Company's plastic profile products businesses. During late 1994, the Company completed the sale of these businesses. The estimated fair market value of these assets recorded in connection with the original acquisition of these business units from UTA approximated the actual selling prices.

   Net sales and net loss attributable to the Company's plastic profile products businesses were approximately
$12,675 and $(219), respectively, for the year ended
June 25, 1994 (through date of disposition), and are included in the consolidated statements of operations of the Company.

Note 5. Inventories

   Inventories at June 25, 1994 consist of the following:

      Raw materials                                      $   9,790
      Work-in-process                                        3,775
      Finished goods                                         3,577
                                                          --------

      Total inventories                                  $  17,142
                                                          ========

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 6. Property, Plant and Equipment

   Property, plant and equipment at June 25, 1994 consist of the following:


      Land                                               $     369
      Buildings                                              6,358
      Machinery and equipment                               36,065
      Office equipment and computers                         1,447
      Vehicles                                                 321
      Construction-in-progress                               2,809
                                                          --------
                                                            47,369
      Less - accumulated depreciation                        6,760
                                                          --------

      Property, plant and equipment, net                 $  40,609
                                                          ========

Note 7. Revolving Credit Facility

   During 1992, the Company initially entered into a Credit Agreement (the "Credit Agreement") with a bank which provides for a revolving credit facility (the "revolver") of up to $17,500 against eligible accounts receivable and inventories. On June 3, 1994, the limit on the revolver was increased to $30,000. Certain loans under the revolver bear interest at a floating rate, computed by taking the higher of (i) the Federal Funds rate plus .5%, plus the applicable margin rate of up to 1.5% or (ii) the prime rate plus the applicable margin rate of up to 1.5%. Other loans under the revolver bear interest at the Eurocurrency Rate and may be denominated in British pounds sterling. The Company is also required to pay a quarterly commitment fee of .5% per annum on the unused portion of the revolver. At June 25, 1994, the outstanding balance under the revolver denominated in U.S. dollars was $11,144 and the applicable interest rate on the balance was 8.75%. The remaining balance outstanding under the revolver at June 25, 1994 of $3,105 was denominated in British pounds sterling (2,000) and the applicable interest rate on this balance was 8.25%.

   While the Company may repay all or a portion of the revolver borrowings at any time, any outstanding principal must be repaid in full on October 15, 1999. The Credit Agreement provides for mandatory prepayments of the revolver borrowings under certain circumstances, including the event of a sale of assets other than in the ordinary course of business. As a result of the sale of the plastic profile products businesses (see Note 4), a payment of $3,126 was made on the revolver during the year ended June 25, 1994, and the remaining payment due of $169 was made in July, 1994. Borrowings under the revolver are collateralized by substantially all assets of the Company and its subsidiaries.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 8. Long-Term Debt

   Long-term debt at June 25, 1994 consists of the following:

   Series A senior secured note due October 15,
    1999, interest payable monthly based upon
    the London Interbank Offer Rate ("LIBOR")
    plus the applicable margin (7% at June 25,
    1994)                                                      $10,264
   Series B senior secured note due October 15,
    1999, payable in semiannual installments of
    $2,500 commencing April 15, 1995, interest
    payable monthly based upon the LIBOR rate
    plus the applicable margin (7% at June 25,
    1994)                                                       25,000
   Senior subordinated note due October 15,
    2002, payable in semiannual installments of
    $2,233 commencing April 15, 2000, 12%
    interest payable quarterly, subordinated to
    the revolving credit facility and the Series
    A and B senior secured notes                                13,400
   Note payable to MEI, unsecured, due May 7,
    1998, payable in sixty monthly installments
    of $23, including principal and interest at
    6% per annum                                                   958
                                                              --------
                                                                49,622
   Less - current portion                                        2,845
                                                              --------

   Long-term debt                                            $  46,777
                                                              ========

   The Series A and B senior secured notes (the "Series A and B notes") and the senior subordinated note (the "Senior Note") (collectively referred to herein as the "senior loan agreements") are held by a stockholder of the Company. In addition, an officer of one of the Company's subsidiaries is also the sole stockholder of MEI, the holder of the notes payable described above. The note payable to MEI was repaid in October 1994 (See Note 17).

   In the event that the applicable margin on the Series A and B notes is less than 1.5% for prime rate obligations and 3% for LIBOR obligations, the Company is required to pay a Usage Fee, as defined. In addition to the scheduled principal and interest payments on the Series A and B notes, the lender is entitled to mandatory prepayments of principal upon the occurrence of certain events such as excess cash flow, as defined, a sale of assets other than in the ordinary course of business or an initial public offering of common stock. As a result of the sale of the plastic profile businesses (see Note 4), a principal payment of $2,236 was made on the Series A note during the year ended June 25,

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 8. Long-Term Debt (continued)

1994, and the remaining payment due of $121 was made in July, 1994. The Company may prepay the Series A and B notes at any time subject to prepayment charges under certain circumstances.

   The Senior Note agreement provides for mandatory prepayments of principal upon the occurrence of certain events, including an initial public offering of stock, but in any event not prior to full payment of the Series A and B notes. The Company may prepay the Senior Note at any time after October 15, 1994 subject to prepayment charges under certain circumstances.

   As required by the Series A and B senior secured note agreement the Company entered into an interest rate cap agreement that limits the LIBOR interest rate the Company would pay to no more than 7% (plus applicable margin) on $26,000 of debt. The interest rate cap agreement expires on January 20, 1996.

   Borrowings under the senior loan agreements are collateralized by substantially all assets of the Company.
The Credit Agreement and senior loan agreements require the Company to comply with certain affirmative and negative covenants which include, among others, the maintenance of specified financial ratios and limitations on payment of cash dividends. The Company is in compliance with these covenants at June 25, 1994. Cash paid for interest approximated $4,888 for the year ended June 25, 1994.

   The aggregate maturities of long-term debt are as follows:

      Fiscal year
      -----------
      1995                                               $   2,845
      1996                                                   5,237
      1997                                                   5,252
      1998                                                   5,245
      1999                                                   5,000
      Thereafter                                            26,043
                                                          --------

      Total                                              $  49,622
                                                          ========

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 9. Retirement Plans

   Defined Benefit Plan -- Effective October 1, 1992, the
Company adopted the PTG Hourly Employees Pension Plan (the
"Plan") which covers substantially all of the Company's hourly employees. The Plan provides a monthly retirement benefit to hourly employees based upon various fixed rates and years of service. The Company's funding policy is to contribute within the range of the minimum required and maximum tax deductible contribution.

   The net pension cost of the Plan for the year ended June
25, 1994 included the following components:

      Service cost - for benefits earned                 $     419
      Interest cost on projected benefit
       obligation                                               40
                                                          --------

      Net pension cost                                   $     459
                                                          ========

   The funded status of the Plan at June 25, 1994 is as follows:

      Actuarial present value of:
         Vested benefit obligation                       $     739
         Nonvested benefit obligation                          155
                                                          --------

      Accumulated benefit obligation                     $     894
                                                          ========

      Projected benefit obligation                       $     894
      Plan assets at fair value                                698
                                                          --------
      Projected benefit obligation
       in excess of plan assets                               (196)

      Reconciling items:
         Unrecognized prior service cost                        21
         Adjustment required to recognize
          minimum liability                                    159
                                                          --------

      Accrued pension cost                               $     (16)
                                                          ========

   Major assumptions used in accounting for the Company's defined-benefit plan are as follows:

   Discount rate for obligations                             8.0%
   Expected long-term rate of return on
    plan assets                                              9.0%

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 9. Retirement Plans (continued)

   During the year ended June 25, 1994, the Company contributed approximately $719 to the Plan.

   Defined Contribution Plan -- On July 1, 1993 the Company adopted the PTG 401(k) Savings Plan which covers substantially all salaried employees. Under this plan, the Company is required to match between 25% and 75% of an employee's voluntary contributions. During the year ended
June 25, 1994, Company contributions of approximately $276 were charged to income.


Note 10. Income Taxes

   The components of the provision for income taxes for the year ended June 25, 1994 are as follows:


      Current:
         Federal                                         $   2,617
         State                                                 340
         Foreign                                               417
                                                          --------
                                                             3,374
                                                          --------
      Deferred:
         Federal                                             3,041
         State                                                 488
         Foreign                                                97
                                                          --------
                                                             3,626
                                                          --------

      Total provision for taxes                          $   7,000
                                                          ========

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 10. Income Taxes (continued)

   Deferred tax assets (liabilities) at June 25, 1994 are comprised of the following:


      Deferred tax assets:
         Differences in the valuation of
          assets acquired and liabilities
          assumed                                        $      36
         Inventory valuation, principally
          due to additional costs capitalized
          for tax purposes                                     534
         Receivables, due to allowance for
          doubtful accounts                                    339
         Deductions reported in different
          periods for financial reporting and
          tax purposes                                         673
                                                          --------
            Gross deferred tax assets                        1,582
                                                          --------
      Deferred tax liabilities:
         Depreciation and amortization                      (4,224)
         Deductions reported in different
          periods for financial reporting
          and tax purposes                                    (679)
         Other                                                (278)
                                                          --------
                                                            (5,181)
                                                          --------

            Net deferred tax liability                   $  (3,599)
                                                          ========

   The differences between the effective tax rate and the U.S. statutory federal tax rate for the year ended June 25, 1994 are as follows:


      Taxes computed at the federal
       statutory rate                                        35%
      State income tax, net of federal
       income tax benefit                                     5%
      Other                                                   1%
                                                             ---

      Effective tax rate                                     41%
                                                             ===

   Cash paid for income taxes for the year ended June 25, 1994 approximated $2,533.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 11. Preferred Stock

   The holders of preferred stock are entitled to cumulative dividends, at a rate of 12.5% per annum, based on par value plus accumulated unpaid dividends. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the preferred stock shall be entitled to receive an amount per share equal to the liquidation preference, defined as the par value per share plus accumulated unpaid dividends. Dividend and liquidation preference payments on the preferred stock are subordinate to interest and liquidation preference payments on the Series A and B senior secured notes (see Note 8).

   The Company, at its option, may convert the preferred stock into subordinated notes that bear interest at 12.5%.
In any event, the Company is required to redeem the preferred stock (including unpaid dividends thereon) or, if the preferred stock has been converted to notes, repay principal and interest upon the earlier of a mandatory redemption event, as defined, or February 1, 2003. A change in control of the voting securities of the Company is a mandatory redemption event.

   The Company is restricted from issuing any shares of stock which would have preference to or parity with the preferred stock. The preferred stock has no voting rights, except as provided by law.


Note 12. Common Stock

   Common shares at June 25, 1994 consist of the following:

                                                             Issued and
                                             Authorized     outstanding
                                             ----------     -----------
Class P Common Stock
 Series I                                        86,700         86,700
 Series II                                       13,300         13,300
 Undesignated                                   450,000

Common Stock
 Series I                                       798,060        798,060
 Series II                                      119,700        119,700
 Undesignated                                 1,082,240           -
                                             ----------     ----------

                                              2,550,000      1,017,760
                                             ==========     ==========

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 12. Common Stock (continued)

   Voting Rights -- Holders of Series I common shares are entitled to one vote per share. Holders of Series II common shares have those voting rights as provided by law, with the exception of certain specified events.

   Dividends -- Dividend priorities on both classes of common stock are based on Yield (defined as 15% of Unreturned Cost plus unpaid Yield) and Unreturned Cost (defined as original stock cost less distributions made in excess of Yield). Dividends are first distributed to holders of both series of Class P Common Stock to satisfy any Unreturned Cost plus unpaid Yield. Any remaining dividends are then distributed to the holders of both series of Common Stock to the extent of any Unreturned Cost. Finally, any remaining distribution is allocated ratably to all common stockholders.

   Conversion -- Certain shares of both classes of Series II common stock are convertible at any time, at the option of the holder, into an equal number of shares of Series I common stock of the same class. Certain shares of both classes of Series I common stock are also convertible at any time, at the option of the holder, into an equal number of shares of Series II common stock of the same class.

   Common Stock Warrants -- In connection with the issuance of the Senior Note (see Note 8), the Company sold a warrant to purchase 100,514 shares of its Common Stock -- Series II for $20. The warrants are exercisable at $.10 per share and expire on January 15, 2003. In addition, upon the occurrence of a Transaction Event, as defined, the holder, in lieu of exercising the warrant, can require the Company to pay an amount equal to 20% of the difference between (i) the cumulative distributions made (including any made in connection with the Transaction Event) and (ii) the original cost of Class P Common shares outstanding on the date of such an event. Alternatively, in the event that certain conditions exist on the date of a Transaction Event, the holder, in lieu of exercising the warrant, can require the Company to pay an amount equal to 20% of the aggregate Yield (paid and unpaid) on the Class P Common shares outstanding on the date of such an event.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 12. Common Stock (continued)

   In connection with the acquisition of certain net assets of the Hose and Fittings and Plastic Extrusion business units of UTA (see Note 3), certain advisors of the Company were issued warrants to purchase 220,100 shares of its Common Stock -- Series I. Of the total shares obtainable upon exercise of this warrant, 37,000 shares were designated as nominal shares and 183,100 shares were designated as IRR shares. Nominal shares can be purchased at an exercise price of $.10 per share and expire on January 15, 2003. IRR shares can only be exercised upon the earlier to occur of (i) a Transaction Event or (ii) January 15, 2003 at exercise prices which range from $1.89 to $52.78, that are determined based upon the date the warrant is exercised. These warrants were fair valued in the accounting for the original acquisition of certain net assets of the Hose & Fittings and Plastic Extrusion business units of UTA.

   A Transaction Event is defined as (i) a merger of the Company with another entity, (ii) a sale or disposition of substantially all of the assets or stock of the Company, or
(iii) a public offering of more than 50% of the Company's common stock pursuant to one or more effective registration statements under the Securities Act of 1933.

   On June 6, 1994, the Company redeemed warrants to purchase 140,621 shares of its Common Stock - Series I, designated IRR shares, from the aforementioned advisors of the Company for $5,062. The redemption has been shown as a decrease in additional paid-in capital. In addition, concurrent with the redemption, the advisors of the Company exercised the warrants to purchase 17,760 shares of the Company's Common Stock -Series I, designated nominal shares, at a price of $.10 per share. Of the remaining 61,719 shares of the Company's Common Stock - Series I obtainable upon exercise of these warrants at June 25, 1994, 19,240 shares are designated as nominal shares, and 42,479 are designated as IRR shares.

   In October 1992, certain officers of the Company were granted warrants to purchase 58,500 shares of its Common Stock -- Series I. Of the total shares obtainable upon exercise of these warrants, 36,000 shares are designated as nominal shares and 22,500 shares are designated as IRR shares. Nominal shares vest ratably over a three year period ending in October 1995, expire on January 15, 2003, and can

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 12. Common Stock (continued)

be purchased at an exercise price of $.10 per share. IRR shares expire on January 15, 2003 and although the shares vest ratably over a three year period, the warrant can be exercised only upon the earlier to occur of (i) a Transaction Event, or (ii) January 15, 2003. In April 1993, by shareholder resolution, the exercise price of the IRR shares was fixed at $1.00 per share; all other terms of the warrants remained the same. As a result of this amendment, the Company will recognize total compensation of approximately $315, which is being amortized to expense over the period earned of ten years.

   In connection with the acquisition of certain net assets of MEI (see Note 3), the Company issued a warrant to purchase shares of its Common Stock -- Series I. Shares obtainable upon exercise of this warrant vest upon the earlier of September 30, 1996 or the occurrence of a Transaction Event. Upon the occurrence of a Transaction Event subsequent to June 30, 1996, the number of shares obtainable upon exercise of this warrant will be determined pursuant to a formula that is based upon the earnings before interest and income taxes of Multitec. Prior to June 30, 1996, the number of shares obtainable upon exercise of this warrant will be mutually agreed upon by the holder and the Company, however, in no event will the number of shares obtainable exceed the amount determined by the above described formula. Of the total shares obtainable upon exercise of this warrant, an equal amount of shares will be designated as nominal shares and IRR shares. Nominal shares can be purchased at an exercise price of $.10 per share and expire on January 15, 2003. IRR shares can only be exercised upon the earlier to occur of (i) a Transaction Event or (ii) January 15, 2003 at exercise prices which range from $1.89 to $52.78, that are determined based upon the date the warrant is exercised. During October 1994, the Company repurchased these warrants (See Note 17).

   Also in connection with the acquisition of certain net assets of MEI, a warrant to purchase 1,756 shares of Multitec's common stock was issued by Multitec. The warrant can only be exercised during the period from September 30, 1996 through September 30, 1999 at an exercise price of $.10 per share. During this period, Multitec has an option to repurchase, and the holder has a right to require Multitec to repurchase, the warrant. In addition, prior to September 30, 1996 the holder can require Multitec to repurchase the warrant upon the occurrence of a Transaction Event. In the event that the warrant must be repurchased, the repurchase price will be determined pursuant to formulas that are based upon the earnings before interest and income taxes of the Company and Multitec. During October 1994, the Company repurchased these warrants (See Note 17).

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 13. Stock Option Plans

   1992 Stock Option Plan -- Under the 1992 Stock Option
Plan (the "1992 Plan"), directors, officers, employees and certain other individuals may be awarded shares or granted options and rights to purchase up to 97,916 shares of the Company's Common Stock -- Series I. Stock options under the
1992 Plan are non-qualified, and may be granted at exercise prices not less than the fair market value of the stock at the date of option grant. Stock options granted under the 1992 Plan vest over periods determined by the Board of Directors, not to exceed ten years.

   Stock option activity is summarized as follows:

                                                     Exercise price
                                          Shares        per share
                                          -------    --------------

      Outstanding at June 26, 1993         10,100  $15.00 - $128.00
      Granted                              38,850  $60.00 - $199.29
      Exercised
      Terminated                             (250)
                                           ------

      Outstanding at June 25, 1994         48,700  $15.00 - $199.29
                                           ======

   At June 25, 1994, no outstanding options were exercisable and 49,216 shares were available for future grant. Upon the Sale of the Company, as defined, all unvested stock options become immediately exercisable; an initial public offering of the Company's stock is a Sale of the Company.

   Upon the consummation of the Company's initial public offering of common stock, the number of shares reserved for the issuance under the 1992 Plan shall be frozen and the number of shares available for further grants or sales thereunder shall only be available for issuance under the 1994 Stock Option Plan described below.

   1994 Stock Option Plan -- The Board has authorized, and the stockholders of the Company have approved, the 1994 Stock Option Incentive Plan (the "1994 Plan") for members of management, key employees and outside consultants and advisors of the Company. The 1994 Plan is effective upon the consummation of the Company's initial public offering of common stock. No stock options or stock appreciation rights are currently outstanding under the 1994 Plan, nor have any yet been granted.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 13. Stock Option Plans (continued)

   1994 Non-Employee Directors Stock Option Plan -- The
Board has authorized, and the stockholders of the Company have approved, the 1994 Non-Employee Directors Stock Option
Plan (the "1994 Directors Plan") for directors of the
Company who are not employees. The 1994 Directors Plan is effective upon the consummation of the Company's initial public offering of common stock. No stock options are currently outstanding under the 1994 Plan.


Note 14. Segment and Major Customer Information

   The Company's operations have been classified into two segments; coupled hose and plastic extrusion products. The coupled hose products segment is engaged in the design and manufacture of coupled hose assemblies to facilitate the flow of fluids, principally through the power steering, brake, air conditioning and heating systems of automobiles. The plastic extrusion products segment is engaged in the formulation and extrusion of plastic for plastic end-product manufacturers (include plastics profile products businesses prior to date of disposition - See Note 4).

   Summarized financial information by business segment for the year ended June 25, 1994 is as follows:


      Net sales:
        Coupled hose products                             $186,807
        Plastic extrusion products                          60,158
                                                          --------

         Total                                            $246,965
                                                          --------

      Income (loss) from operations:
        Coupled hose products                             $ 21,751
        Plastic extrusion products                           5,689
        Corporate and eliminations                          (5,457)
                                                          --------

         Total                                            $ 21,983
                                                          ========

      Identifiable assets:
        Coupled hose products                             $ 95,977
        Plastic extrusion products                          26,659
        Corporate and eliminations                           7,868
                                                          --------

         Total                                            $130,504
                                                          ========

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 14. Segment and Major Customer Information (continued)

   Summarized financial information by geographical area for the year ended June 25, 1994 is as follows:


      Net sales:
        United States                                     $230,559
        United Kingdom                                      16,406
                                                          --------

         Total                                            $246,965
                                                          ========

      Income from operations:
        United States                                     $ 20,439
        United Kingdom                                       1,544
                                                          --------

         Total                                            $ 21,983
                                                          ========

      Identifiable assets:
        United States                                     $121,728
        United Kingdom                                       8,776
                                                          --------

         Total                                            $130,504
                                                          ========

   Operations in the United Kingdom consist of a subsidiary which designs and produces coupled hose assemblies for European and American automobile manufacturers.

   Revenues from one domestic automobile manufacturer totaled approximately $136,000 (55%) for the year ended June
25, 1994.

Note 15. Related Party Transactions

   In connection with the acquisition of the Hose and Fittings and Plastic Extrusion business units of UTA (see
Note 3), the Company entered into a transition services agreement with UTA covering accounting and management information services, assistance with certain supplier relationships and contracts, insurance coverage and administration, and human resource administration. In accordance with its terms, the Company terminated the services agreement as of July 31, 1993. Service fees charged to income were $50 for the year ended June 25, 1994.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 15. Related Party Transactions (continued)

   In October 1992, the Company issued common stock to certain officers of the Company in exchange for notes. The notes are due in October 1996 and bear interest at the LIBOR rate plus 3% (6.375% at June 25, 1994).

   Consulting services provided to the Company by a stockholder aggregated $265 for year ended June 25, 1994.
In addition, certain other stockholders of the Company provide administrative support services for which the Company pays a monthly management fee of $50. Management fees charged to income were $600 for the year ended June 25, 1994. Amounts payable to these parties were $263 at June 25, 1994 and are included in other accrued liabilities.

Note 16. Commitments and Other

   Leases -- The Company leases its corporate office facilities and certain equipment under operating leases expiring on various dates through April, 1999. At June 25, 1994, future minimum lease payments under operating leases with initial or remaining noncancelable terms of one or more years are as follows:


      Fiscal year
      -----------
      1995                                               $     969
      1996                                                     959
      1997                                                     789
      1998                                                     746
      1999                                                     405
                                                          --------

      Total                                              $   3,868
                                                          ========

   The Company leases the land on which one of its facilities operates. This lease requires annual rental payments of $5, expires on September 30, 2091, and may be terminated by the Company at any time upon payment of $10.
In addition, the Company has an option to purchase the land at any time for a purchase price of one hundred dollars.

   Rental expense charged to operations approximated $1,120 for the year ended June 25, 1994.

   Environmental Matters -- The Company is subject to various federal, state, and local environmental laws and regulations. The Company negotiated certain indemnification provisions as part of the Asset Sale Agreement (the "Agreement") with UTA. To date, environmental laws and regulations have not had a material effect on the financial condition of the Company.

              PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (In thousands)


Note 17. Adjustment to the MEI Purchase Price

   As described in Notes 3 and 12, the Company acquired certain net assets of MEI in May 1993. The final purchase price related to the acquisition of such net assets was contingent upon consideration related to the stock purchase warrants as well as future earnings of Multitec, as defined in the Asset Purchase and Sale Agreement. In October 1994, the Company, at its option, repurchased all of the stock purchase warrants issued to MEI and settled the purchase price contingency in exchange for a $4,000 note payable.
The $4,000 will be accounted for as an adjustment of the purchase price, and accordingly, will be allocated to goodwill. In addition, in conjunction with the aforementioned transaction, the Company repaid the note payable to MEI described in Note 8. The accompanying consolidated financial statements are presented without giving effect to the aforementioned transactions.


Note 18.  Event Subsequent to Report Dates (Unaudited)

   On December 20, 1994, the outstanding capital stock of the Company was sold to Echlin, Inc. for cash consideration of $190,000. The aggregate purchase price is subject to a dollar-for-dollar post closing adjustment to the extent the closing date net book value varies from $85,500. However, in no event shall the post closing adjustment to the purchase price exceed $11,400. The accompanying consolidated financial statements are presented without giving effect to the aforementioned transaction.

                                 PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                (In thousands)


Note 19.  Quarterly Consolidated Financial Information (Unaudited)

                                 Quarter              Quarter           Quarter           Quarter             Year
                                  ended                ended             ended             ended              ended
                              September 25,        December 25,        March 26,         June 25,           June 25,
                                  1993                 1993              1994              1994               1994
                              -------------        -------------      -----------        ---------          ---------
Net sales                        $52,761              $59,406           $63,329            $71,469           $246,965
                                 =======              =======           =======            =======           ========

Gross profit                     $ 6,506              $ 7,682           $ 8,814            $12,086           $ 35,088
                                 =======              =======           =======            =======           ========
Net income                       $ 1,512              $ 1,772           $ 2,688            $ 4,067           $ 10,039
Accrued dividends
  on preferred stock                 167                  167               188                188                710
                                 -------              -------           -------           -------            --------

Net income applicable
  to common stock                $ 1,345              $ 1,605           $ 2,500            $ 3,879           $  9,329
                                 =======              =======           =======           ========           ========

                   ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                        PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
                               (in thousands, except per share data)


The following pro forma combined statements of income have been prepared by combining the consolidated statement of income of Echlin Inc. and the consolidated statement of income of Preferred Technical Group International, Inc. ("PTG"). The results of PTG for the three months ended November 30, 1994 were derived from its unaudited internal financial statements while its results for the year ended August 31, 1994 were derived from its audited financials for the year ended June 25, 1994. Adjustments have been made to reflect the acquisition of PTG by Echlin Inc. as if it had occurred on September 1, 1993. The pro forma earnings are not necessarily indicative of what actual earnings of the combined companies would have been if combined for the periods or what they will be in the future.

                                                                                           Pro Forma          Pro Forma
                                                         Echlin             PTG           Adjustments         Combined
                                                        --------           -----         -------------       ----------
Year ended August 31, 1994
- --------------------------
Net sales                                              $2,229,474         $246,965                          $2,476,439
Cost of goods sold (Note 1)                             1,571,256          211,877           (5,402)         1,777,731
                                                       ----------         --------         --------         ----------
  Gross profit                                            658,218           35,088            5,402            698,708
Selling and administrative expenses                       468,511           13,025            8,014            489,550
  (Note 1 and 3)                                       ----------         --------         --------         ----------

  Income from operations                                  189,707           22,063           (2,612)           209,158
Interest expense, net (Note 2)                             11,661            5,024            2,196             18,881
                                                       ----------         --------         --------         ----------
  Income before taxes                                     178,046           17,039           (4,808)           190,277
Provision for taxes (Note 4)                               56,975            7,000             (250)            63,725
                                                       ----------         --------         --------         ----------
  Net income from continuing
    operations                                            121,071           10,039           (4,558)           126,552
                                                       ==========         ========         ========         ==========
Average shares outstanding                                 58,996                                               58,996
                                                       ==========                                           ==========
Net income per share                                        $2.06                                                $2.15
                                                           ======                                               ======

                  ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                 PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED) - Continued
                             (in thousands, except per share data)

                                                                                           Pro Forma          Pro Forma
                                                         Echlin             PTG           Adjustments         Combined
                                                        --------           -----         -------------       ----------
Three months ended November 30, 1994
- ------------------------------------
Net sales                                                $600,615          $77,934                            $678,549
Cost of goods sold (Note 1)                               424,556           62,659             (586)           486,629
                                                         --------          -------         --------           --------
  Gross profit                                            176,059           15,275              586            191,920
Selling and administrative expenses                       126,298            4,545            1,239            132,082
  (Note 1 and 3)                                         --------          -------          -------           --------

  Income from operations                                   49,761           10,730             (653)            59,838
Interest expense, net (Note 2)                              3,002            1,467            1,003              5,472
                                                         --------          -------          -------           --------
  Income before taxes                                      46,759            9,263           (1,656)            54,366
Provision for taxes (Note 4)                               14,963            3,797             (189)            18,571
                                                         --------          -------          -------           --------
  Net income from continuing
    operations                                             31,796            5,466           (1,467)            35,795
                                                         ========          =======          =======           ========

Average shares outstanding                                 59,321                                               59,321
                                                         ========                                             ========

Net income per share                                        $0.54                                                $0.60
                                                         ========                                             ========

                ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC. NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)


The following footnotes should be read in conjunction with the pro forma combined statements of income.



(1)   Reclassify PTG expenses to conform to Echlin's basis of presentation.


(2) Record interest expense associated with the issuance of debt at the time of the acquisition at interest rates of 3.8% and 5.2% for the year ended August 31, 1994 and three months ended November 30, 1994, respectively, and eliminate interest expense on PTG debt repaid at the time of the acquisition.


(3) Record amortization expense on the goodwill resulting from the purchase accounting entry of $2,612 and $653 for the year ended August 31, 1994 and the three months ended November 30, 1994, respectively.


(4)   Record tax effect of the above entries.

                   ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                           PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                         (in thousands)

The following unaudited pro forma combined balance sheet was developed by combining the consolidated balance sheet of Echlin Inc. with the consolidated balance sheet of Preferred Technical Group International, Inc. as of November 30, 1994. Adjustments have been made to give effect to the acquisition as if it occurred on November 30, 1994.

                                                                               November 30, 1994
                                                            ------------------------------------------------------
                                                                                           Pro Forma          Pro Forma
                                                         Echlin             PTG           Adjustments         Combined
                                                         -------          ------         ------------        ----------
            ASSETS

Current assets:
  Cash and cash equivalents                               $54,509           $1,629                             $56,138
  Accounts receivable, net                                295,412           57,269                             352,681
  Inventories                                             607,688           17,456                             625,144
  Other current assets                                     29,377            2,065                              31,442
                                                      -----------         --------        --------          ----------
    Total current assets                                  986,986           78,419                           1,065,405

Property, plant and equipment, net                        451,067           42,433                             493,500

Marketable securities                                     112,606                                              112,606

Other assets (Note 1 and 2)                               102,109           20,549         101,371             224,029
                                                       ----------         --------        --------          ----------
  Total assets                                         $1,652,768         $141,401        $101,371          $1,895,540
                                                       ==========         ========        ========          ==========

                   ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                     PRO FORMA COMBINED BALANCE SHEET (UNAUDITED) - Continued
                                          (in thousands)

                                                                               November 30, 1994
                                                            ------------------------------------------------------
                                                                                           Pro Forma          Pro Forma
                                                         Echlin             PTG           Adjustments         Combined
                                                         -------          ------         ------------        ----------
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to banks (Note 1)                         $4,611          $15,851         ($15,851)            $4,611
  Current portion of long-term debt (Note 1)               2,108            6,941           (6,941)             2,108
  Accounts payable, trade                                164,223           26,921                             191,144
  Accrued taxes on income                                 48,754            4,274                              53,028
  Accrued liabilities (Note 1 and 4)                     199,729            4,919           11,477            216,125
                                                      ----------         --------         --------        -----------
    Total current liabilities                            419,425           58,906          (11,315)           467,016


Long-term debt (Note 1 and 3)                            342,317           45,602          144,398            532,317


Deferred income taxes                                     56,211            5,181                              61,392


Shareholders' equity (Note 1)                            834,815           31,712          (31,712)           834,815
                                                      ----------         --------         --------        -----------

Total liabilities and shareholder's equity            $1,652,768         $141,401         $101,371         $1,895,540
                                                      ==========         ========         ========         ==========

                ECHLIN INC. AND PREFERRED TECHNICAL GROUP INTERNATIONAL, INC.
                    NOTES TO PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                       (in thousands)


On December 20, 1994, Echlin Inc. acquired all of the outstanding capital stock of Preferred Technical Group International, Inc. for a cash purchase price of $190,000. This purchase price is subject to a dollar for dollar post closing adjustment to the extent that the audited closing net book value varies from $85,500 ("target net worth").

The purchase accounting adjustments presented below represent estimates and are subject to change based upon the finalization of this transaction.


(1) Represents the elimination of assets not acquired and liabilities not assumed.


(2) To record as goodwill the difference between the purchase price and the net assets acquired.

                  Purchase price                                    $190,000
                  Estimated purchase price adjustment                 12,043
                                                                    --------
                                                                     202,043
                  Net assets acquired                                 97,543
                                                                    --------
                    Goodwill                                        $104,500
                                                                    ========

(3) To record issuance of debt at the time of the acquisition, net of PTG debt not assumed.



(4) Estimated purchase price adjustment representing the difference between actual and target net worth.